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                                                                    EXHIBIT 5(a)

                                  May 9, 1997


CNF Transportation Inc.
3240 Hillview Avenue
Palo Alto, California  94304


Ladies and Gentlemen:

         We have acted as special counsel to CNF Transportation Inc., a Delaware corporation (the "Company"), in connection with the proposed issuance and sale by the Company of up to $150,000,000 aggregate initial public offering price of its (i) senior debt securities (the "Senior Debt Securities"), (ii) subordinated debt securities (the "Subordinated Debt Securities", and together with the Senior Debt Securities, the "Debt Securities"), (iii) shares of common stock, par value $.625 per share (the "Common Stock"), (iv) shares of preferred stock, no par value (the "Preferred Stock"), (v) depositary shares (the "Depositary Shares") representing shares of Preferred Stock, which Depositary Shares will be evidenced by depositary receipts (the "Depositary Receipts") and (vi) warrants to purchase Common Stock (the "Warrants"), and in connection with the proposed issuance by the Company of guarantees (the "Guarantees") of up to $150,000,000 aggregate initial public offering price of preferred securities (the "Preferred Securities") of CNF Trust I, a Delaware business trust (the "Trust"). The Debt Securities, the Common Stock, the Preferred Stock, the Depositary Shares, the Warrants and the Guarantees are hereinafter collectively referred to as the "Securities". The Senior Debt Securities will be issuable under an indenture (the "Senior Indenture") to be entered into between the Company and a trustee to be named therein (the "Senior Trustee"). The Subordinated Debt Securities will be issuable under an Indenture (the "Subordinated Indenture") between the Company and a trustee to be named therein (the "Subordinated Trustee").

     As special counsel to the Company, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such documents, certificates, corporate records and other instruments as we have deemed necessary or advisable for the
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purpose of this opinion. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of natural persons executing such documents and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

     Based upon the foregoing, and subject to the assumptions and limitations set forth herein, we are of the opinion that:

     (i) When (a) appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of the Senior Indenture, any applicable supplemental indenture thereto and the Senior Notes, (b) the Senior Indenture and any such supplemental indenture have been duly executed and delivered by the Company and the Senior Trustee, (c) appropriate action has been taken by the Company to authorize the issuance and establish, in accordance with the Senior Indenture, the form and terms of the Senior Debt Securities and (d) Senior Debt Securities with such terms are duly executed, attested, issued and delivered by duly authorized officers of the Company against payment of the consideration therefor and authenticated by the Trustee, all in the manner provided for in the Senior Indenture, any such supplemental indenture and such action, such Senior Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

     (ii) When (a) appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of the Subordinated Indenture, any applicable supplemental indenture thereto and the Subordinated Notes, (b) the Subordinated Indenture and any such supplemental indenture have been duly executed and delivered by the Company and the Subordinated Trustee, (c) appropriate action has been taken by the Company to authorize the issuance and establish, in accordance with the Subordinated Indenture, the form and terms of the Subordinated Debt Securities and (d) Subordinated Debt Securities with such terms are duly executed, attested, issued and delivered by duly authorized officers of the Company against payment of the consideration therefor and authenticated by the Trustee, all in the manner provided for in the Subordinated Indenture, any such supplemental indenture and such action, such Subordinated Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

     (iii) When appropriate corporate action has been taken by the Company to authorize the issuance of shares of Common Stock, and when such shares of Common Stock shall have been duly issued and delivered by the Company against payment of the consideration therefor and in accordance with such corporate action, such Common Stock will be validly issued, fully paid and non-assessable.

     (iv) When (a) appropriate corporate action has been taken by the Company to authorize the issuance of a series of Preferred Stock, to fix the terms thereof and to authorize the execution and filing of a certificate of designations relating thereto with the Secretary of State of the State of Delaware, (b) such certificate of designations shall have been executed

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by duly authorized officers of the Company and so filed by the Company, all in accordance with the laws of the State of Delaware, and (c) Preferred Stock with terms so fixed shall have been duly issued and delivered by the Company against payment of the consideration therefor or for Depositary Shares representing interests therein in accordance with such corporate action, such Preferred Stock will be validly issued, fully paid and nonassessable.

         (v) When (a) appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of a deposit agreement (including a form of Depositary Receipt) (a "Deposit Agreement") with respect to Depositary Shares to be entered into between the Company and a depositary (the "Depositary") and to authorize the issuance of Depositary Shares thereunder, (b) such Deposit Agreement has been duly executed and delivered by the Company and the Depositary, (c) appropriate corporate action has been taken by the Company to authorize the issuance of Preferred Stock and the deposit thereof with the Depositary pursuant to the Deposit Agreement and the issuance of the Depositary Shares representing interests therein, and (d) duly authorized and validly issued, fully paid and non-assessable shares of such Preferred Stock shall have been deposited with the Depositary in accordance with the Deposit Agreement and such corporate action and the Depositary shall have duly executed, issued and delivered Depositary Receipts with such terms evidencing such Depositary Shares against payment of the consideration therefor, all in the manner provided for in such Deposit Agreement and such corporate action, such Depositary Shares will entitle the holders thereof to the benefits provided therein and in the applicable Deposit Agreement.

         (vi) When (a) appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of a warrant agreement (including a form of certificate evidencing the Warrants) (a "Warrant Agreement") to be entered into between the Company and a warrant agent (the "Warrant Agent") and to authorize the issuance of Warrants thereunder, (b) such Warrant Agreement has been duly executed and delivered by the Company and the Warrant Agent and (c) Warrants with such terms are duly executed, attested, issued and delivered by duly authorized officers of the Company against payment of the consideration therefor and authenticated by the Warrant Agent, all in the manner provided for in the Warrant Agreement and such corporate action, such Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

     (vii) When (a) appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of a guarantee agreement (a "Guarantee Agreement") with respect to Preferred Securities to be entered into between the Company and a guarantee trustee (the "Guarantee Trustee"), (b) such Guarantee Agreement shall have been duly executed and delivered by the Company and the Guarantee Trustee, and (c) such Preferred Securities shall have been duly authorized for issuance by the Trust's declaration of trust, as the same may be amended or restated from time to time (the "Declaration"), and duly executed, issued and delivered by duly authorized trustees of the Trust against payment of the consideration therefor and authenticated by the Guarantee Trustee, all in the manner provided for in the Declaration, such Guarantee Agreement will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

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     With respect to enforcement, the above opinions are qualified to the extent that such enforcement may be subject to or limited by bankruptcy, insolvency, fraudulent transfer, fraudulent conveyance, reorganization, moratorium, arrangement or other similar laws relating to or affecting creditors' rights generally or by general equitable principles, and further to the extent that the enforcement of any Securities denominated or payable in a currency or currency unit other than United States dollars may be limited by requirements that a claim (or foreign currency judgment in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law. We have further assumed with respect to enforcement that, when fixed, the terms of the Securities will comply with all applicable "bucket shop" or similar state laws, or have the availability of federal preemption therefrom.

     In rendering the opinions expressed above, we have assumed that (i) certificates representing shares of Common Stock and Preferred Stock will be in due and proper form, will comply with applicable law and will have been duly executed by duly authorized officers of the Company in accordance with applicable law; (ii) the Preferred Securities of the Trust will have been validly issued and (except to the extent set forth in the Declaration) will be fully paid and non-assessable; (iii) the Declaration has been duly authorized, executed and delivered by, and constitutes a valid, binding and enforceable obligation of, the parties thereto and that the Trust has been duly organized and is validly existing in good standing as a business trust under Delaware law; and (iv) the Securities and all other instruments and agreements referred to in the foregoing opinions, and the execution, delivery and performance thereof by the Company or the Trust, as the case may be, comply and will comply with applicable law and do not and will not constitute a breach or violation of the charter or by-laws of the Company, the Declaration or any other instrument or agreement to which the Company or the Trust is or becomes a party or by which either of them or any of their respective properties is or may be bound.

     In addition, we express no opinion as to the enforceability of provisions of any of the Securities or any other instrument or agreement which provide that the assertion or employment of any right or remedy shall not prevent the concurrent assertion or employment of any other right or remedy, or that every right and remedy shall be cumulative and in addition to every other right and remedy, or that any delay or omission to exercise any right or remedy shall not impair any other right or remedy or constitute a waiver thereof.

     We are members of the bar of the State of New York and the foregoing opinion is limited to matters arising under the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America and we express no opinion with respect to matters arising under the laws of any other jurisdiction.

     We consent to the filing of this opinion as an exhibit to the Company's Registration Statement on Form S-3 (Registration No. 333-26595) and to the use of our name wherever appearing in such Registration Statement and any amendment thereto. In giving the foregoing consent, however, we do not admit that we come within the category of person whose consent

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is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                              Very truly yours,



                              /s/  Brown & Wood LLP

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